UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
August 13, 2015
COMMISSION FILE NUMBER 001-36285
Incorporated in the State of Delaware
I.R.S. Employer Identification Number 46-4559529
1301 Riverplace Boulevard, Jacksonville, Florida 32207
(Principal Executive Office)
Telephone Number: (904) 357-4600
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Rayonier Advanced Materials Inc.

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Item 8.01	Other Events	1
	Signature	2

Item 8.01.	Other Events
On August 13, 2015, Rayonier Advanced Materials Inc. (the “Company”) filed a declaratory judgment action against Eastman Chemical Company (“Eastman”) in the Superior Court of Gwinnett County, Georgia regarding the Company’s chemical cellulose specialty products contract with Eastman. Eastman was served with this action on August 14, 2015. The Company filed its action in Georgia because the contract provides that it is governed by Georgia law, among other reasons.
The Company’s filing asks the court to confirm the meaning of certain “meet or release” pricing and volume provisions in the agreement that require the Company, under certain circumstances, to respond to offers made to Eastman by other suppliers. The Company seeks a declaration that these provisions apply to a maximum of 7,500 metric tons of product per year. In addition, the Company has asked the court to confirm the meaning of certain contract provisions relating to pricing in future contract years.
On the evening of August 12, the Company learned that Eastman had filed a similar declaratory judgment action on August 4 in the Chancery Court for Sullivan County, Tennessee, concerning the same contract “meet or release” provisions. Eastman’s filing seeks a declaration that all of its contracted volume is subject to the meet or release provision or, in the absence of such interpretation, that the contract is invalid. The Company was served with that action on August 13, 2015.
The Company believes that the contract is valid and enforceable in accordance with its terms as to both price and volume requirements, and that the meet or release provisions should be enforced in accordance with the Company’s position.

Signature
Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Rayonier Advanced Materials Inc. (Registrant)

BY:	/s/ MICHAEL R. HERMAN
Michael R. Herman
Senior Vice President, General Counsel and Corporate Secretary

August 18, 2015

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